Exhibit 99.1

Pelican Acquisition Corporation (NASDAQ: PELI) Announces Definitive Merger Agreement with Greenland Exploration Limited and March GL Company, with the combined company to be named Greenland Energy Company

✓	Ticker GLND Reserved (Pelican currently trades under PELI on NASDAQ)

✓	$215 Million Implied Valuation for up to 70% ownership.

✓	Closing Expected 4th Quarter.

New York, NY – September 10, 2025 – Pelican Acquisition Corporation (NASDAQ: PELI) (“Pelican”), a publicly listed special purpose acquisition company, today announced the signing of a definitive Agreement and Plan of Merger with Greenland Exploration Limited (“Greenland Exploration”) and March GL Company (“March GL”). Upon the closing of the transaction, the combined company will operate under the name Greenland Energy Company and is expected to be listed on the NASDAQ Stock Market under the ticker symbol “GLND.”

The Jameson Land Basin in East Greenland has been the focus of extensive exploration and research for decades. ARCO, shortly after its discovery of the giant Prudhoe Bay oil field in Alaska, invested the equivalent of more than $275 million in today’s dollars to evaluate the Jameson Land Basin. Their work included detailed field mapping and sampling programs, as well as the acquisition of approximately 1,800 km of 2D seismic data. ARCO also constructed the Constable Point Airfield, which remains a key piece of infrastructure in the region.

These early efforts indicated that the Jameson Land Basin has significant potential as a hydrocarbon basin. Internal ARCO reports and subsequent independent studies pointed to substantial oil potential, with recoverable resources estimated in the multi-billion-barrel range. Despite this, Jameson remained undrilled due to corporate and macroeconomic conditions of the time, leaving its prospectivity intact.

March GL has now built on this foundation, reprocessing the legacy seismic data with modern technology. This work has identified over 50 distinct oil and gas targets, many with clear structural and stratigraphic trapping potential. Leveraging both the existing infrastructure and the historic investment by ARCO, March GL is positioned to accelerate drilling of the basin’s first well and unlock its long-recognized potential.

“This transaction marks a watershed moment in bringing Greenland’s vast energy potential to the global stage,” said Larry G. Swets, Jr., Chief Executive Officer of Greenland Exploration. “We’re excited to partner with Robert Price and his exceptional team at March GL, working alongside Greenland Exploration to establish the first U.S. public company focused on this critical opportunity. We believe that by uniting Greenland Exploration’s proven resource portfolio with March GL’s operational excellence and Pelican’s capital markets expertise, Greenland Energy will be uniquely positioned to drive responsible growth, accelerate economic diversification in Greenland, and advance strategic priorities for the United States and our allied partners.”

Field activity is progressing rapidly. The Greenland Government has approved the mobilization and the sealift landing of heavy equipment, including a D9 bulldozer, trucks, excavators, loaders, generators, and housing units. Once the equipment is offloaded, it will be ready to build a three mile road to the drilling site.

March GL has signed agreements with Halliburton to support logistics planning and provide drilling services, and with a leading shipping company to mobilize a 3,500-meter-capable drilling rig. IPT Well Solutions has also been retained as project manager to provide additional oversight and technical support. Together, these preparations mark the decisive first step toward drilling in Jameson Land Basin—an opportunity that has stood for decades as one of the most compelling undrilled prospects in the Arctic.

“Energy is fundamental to economic growth and national development, and responsible resource development in Greenland has the potential to unlock new domestic revenue streams that contribute to greater economic self-reliance,” said Robert Price at March GL. “We believe the Jameson basin is among the largest undrilled onshore basins of its kind, and our work with 80 Mile, conducted under Greenlandic regulatory oversight, represents an environmentally responsible and strategic step toward assessing that opportunity. By partnering with experienced technical consultants, globally recognized drilling contractors, and internationally respected logistics providers, we are committed to ensuring that the evaluation and potential development of Jameson is executed to the highest environmental and operational standards.”

March GL Company has obtained the rights from 80 Mile and its subsidiary company, White Flame Energy A/S, to own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin.

“Our business combination with Greenland Energy represents a landmark opportunity to responsibly connect American capital with potentially one of the world’s most resource-rich and geopolitically strategic regions,” said Robert Labbe, Chief Executive Officer of Pelican Acquisition Corporation. “This merger establishes a robust foundation for growth and creates a platform to responsibly unlock Greenland’s vast potential while generating substantial value for all stakeholders—including Greenland itself and the investors backing this vision. We believe this transaction will drive enduring value creation while directly supporting critical U.S. objectives: energy security, economic diversification, and strategic independence. This transaction opens direct access to U.S. public markets, dramatically expanding our capacity to pursue potentially transformative energy projects that generate environmentally responsible sustainable benefits for both Greenland and America while strengthening Western energy security.”

Transaction Highlights

●	Pelican will domesticate from the Cayman Islands to Texas prior to closing.

●	The transaction will include a series of mergers whereby Pelican, Greenland, and March GL will each merge with subsidiaries of Pelican Holdco, Inc. (“Holdco”), a newly formed Texas corporation to be renamed Greenland Energy Company.

●	Existing Greenland Exploration shareholders will receive an aggregate of 1,500,000 shares of Greenland Energy Company common stock.

●	Existing March GL shareholders will receive an aggregate of 20,000,000 shares of Greenland Energy Company common stock.

●	Pelican shareholders will receive one share of Greenland Energy Company common stock for each share of Pelican common stock they currently hold (subject to redemptions).

Leadership and Governance

The post-closing board of directors and executive management team of Greenland Energy Company will be led by Larry G Swets, Jr. as Executive Chairman and Robert Price as Chief Executive Officer, and will include representatives from Greenland Exploration, March GL, and Pelican.

Advisors

ThinkEquity LLC is serving as financial advisor to Greenland Exploration. EarlyBirdCapital, Inc. is serving as advisor to Pelican. Winston & Strawn LLP is acting as legal advisor to Greenland Exploration. Celine & Partners, PLLC is acting as legal advisor to Pelican. Haynes and Boone, LLP is acting as legal advisor to March GL.

About Greenland Exploration Limited

Greenland Exploration Limited is a Texas-based entity focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland aims to deliver long-term shareholder value in a dynamic and evolving energy market.

About March GL Company

March GL Company, a privately-owned Texas Corporation, entered into an agreement with 80 Mile for drilling to commence at the Jameson oil and gas basin in Greenland. March GL will fund 100% of the costs associated with up to two exploration wells which are designed to delineate the sedimentary structure and energy potential of the Jameson Land Basin. In return, March GL will earn through 80 Mile’s subsidiary company up to 70% interest of the entire basin. March GL Company will be appointed as Field Operations Manager. More information is available on its website www.MarchGL.com.

About Pelican Acquisition Corporation

Pelican Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Pelican is not limited to any particular industry or geographic region in identifying prospective targets.

Additional Information and Where to Find It

Additional information about the transaction, including a copy of the merger agreement will be filed by Pelican in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”). The proposed transaction will be submitted to shareholders of Pelican for their consideration. Pelican intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to Pelican’s shareholders in connection with Pelican’s solicitation of proxies for the vote by Pelican’s shareholders in connection with the proposed transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Greenland’s and March GL’s shareholders in connection with the completion of the proposed transaction. After the Registration Statement has been filed and declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to Greenland Exploration, March GL and Pelican shareholders as of the record date established for voting on the proposed transaction. Before making any voting or investment decision, Greenland Exploration, March GL and Pelican shareholders and other interested persons are advised to read, once available, the registration statement on Form S-4 and any amendments thereto and, once available, the registration statement on Form S-4, as well as other documents filed with the SEC by Pelican in connection with the proposed transaction, as these documents will contain important information about Greenland Exploration, March GL, Pelican and the proposed transaction. Shareholders may obtain a copy of the registration statement on Form S-4, once available, as well as other documents filed by Pelican with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to 1185 Avenue of the Americas, Suite 304, New York, New York 10036.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “plan,” “project,” “will,” “estimate,” “intend,” “expect,” “believe,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements on current expectations and projections about future events.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, many of which are beyond the control of Greenland Exploration, March GL and Pelican.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such statements. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings and potential filings by Pelican or the combined company resulting from the proposed transaction with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, these statements reflect the expectations, plans and forecasts of Pelican’s management as of the date of this communication; subsequent events and developments may cause their assessments to change. While Pelican may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. Accordingly, undue reliance should not be placed upon these statements.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

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